EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended May 16, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (June 2009 – May 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.0%	-0.6%	-6.8%	-8.5%	-8.6%	-6.1%	0.2%	-6.1%	10.3%	-28.9%	-0.6	-0.8
B**	1.0%	-0.6%	-7.1%	-9.1%	-9.2%	-6.7%	-0.5%	-6.7%	10.3%	-30.3%	-0.6	-0.8
Legacy 1***	1.0%	-0.5%	-6.1%	-6.6%	-6.6%	-4.2%	N/A	-4.2%	10.1%	-23.8%	-0.4	-0.5
Legacy 2***	1.0%	-0.5%	-6.1%	-6.8%	-6.9%	-4.5%	N/A	-4.5%	10.1%	-24.6%	-0.4	-0.6
Global 1***	1.1%	-0.5%	-6.0%	-6.2%	-5.9%	-5.0%	N/A	-5.0%	9.7%	-22.8%	-0.5	-0.7
Global 2***	1.1%	-0.5%	-6.0%	-6.4%	-6.1%	-5.3%	N/A	-5.3%	9.7%	-23.9%	-0.5	-0.7
Global 3***	1.0%	-0.6%	-6.7%	-7.9%	-7.7%	-7.0%	N/A	-7.0%	9.7%	-30.4%	-0.7	-0.9

S&P 500 Total Return Index****	0.0%	-0.2%	2.4%	17.5%	14.2%	17.8%	7.5%	17.8%	13.4%	-16.3%	1.3	2.2
Barclays Capital U.S. Long Gov Index****	1.9%	2.2%	11.6%	2.4%	7.8%	7.5%	7.2%	7.5%	11.2%	-15.5%	0.7	1.2
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	26%					26%
Energy	12%	Long	Brent Crude Oil	3.3%	Long	12%	Long	Brent Crude Oil	3.3%	Long
			Crude Oil	3.1%	Long			Crude Oil	3.1%	Long
Grains/Foods	9%	Long	Soybeans	3.1%	Long	9%	Long	Soybeans	3.1%	Long
			Soybean Meal	1.2%	Long			Soybean Meal	1.2%	Long
Metals	5%	Long	Aluminum	1.1%	Long	5%	Long	Aluminum	1.1%	Long
			Zinc	1.0%	Long			Zinc	1.0%	Long
FINANCIALS	74%					74%
Currencies	28%	Short $	British Pound	4.3%	Long	28%	Short $	British Pound	4.3%	Long
			Mexican Peso	2.7%	Long			Mexican Peso	2.7%	Long
Equities	20%	Long	S&P 500 Index	3.9%	Long	20%	Long	S&P 500 Index	3.9%	Long
			DAX Index	2.5%	Long			DAX Index	2.6%	Long
Fixed Income	26%	Long	Bunds	4.5%	Long	26%	Long	Bunds	4.5%	Long
			U.S. Treasury Bonds	3.4%	Long			U.S. Treasury Bonds	3.4%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil prices rose by more than 2% due to fears of supply disruptions caused by the crisis in Ukraine.  Natural gas prices fell after forecasts for warmer weather in the U.S. decreased expected demand.

Grains/Foods
Corn prices fell after reports of better-than-expected planting data in the U.S. raised 2014 supply forecasts.  Sugar prices rallied by more than 4% in anticipation global production this year will not meet overall demand.

Metals
Copper prices generally increased, supported by weak LME warehouse data which showed the lowest inventory levels since 2008.  Platinum prices rose 2% as ongoing strikes at South African mines fueled uncertainty regarding future supplies.

Currencies
The Swiss franc fell against counterparts following the release of weaker-than-expected manufacturing data.  The euro also fell, driven lower by speculation the European Central Bank will ease monetary policy this summer.

Equities
The Dow Jones Industrial Average Index fell modestly following the release of poor economic data and disappointing retail earnings reports from several U.S. companies. In Asia, the Japanese Nikkei 225 also moved lower, under pressure from strength in the yen and weaker-than-expected earnings reports from the region.

Fixed Income
Prices for U.S. Treasury bonds rallied as investors liquidated short holdings as prices unexpectedly moved higher.  German Bunds rallied by more than 1% after demand for safe haven assets increased amid the prospects of future European Central Bank stimulus.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.